Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO THE

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENTEROMEDICS INC.

I, Greg S. Lea, the Chief Financial Officer and Chief Operating Officer of EnteroMedics Inc. (the “Corporation”), a corporation duly organized and existing under the Delaware General Corporation Law (the “DGCL”), do hereby certify on behalf of the Corporation as of January 6, 2016 that:

First. The amendment to the Corporation’s Fifth Amended and Restated Certificate of Incorporation set forth below was duly adopted and approved by the Board of Directors at a meeting of the Board of Directors held on October 19, 2015, in accordance with the provisions of Section 242 of the DGCL and was approved by the stockholders at a special meeting of the Corporation’s stockholders, duly called and held on December 21, 2015 upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment and such approval has not been subsequently modified or rescinded.

Second. The Fifth Amended and Restated Certificate of Incorporation is hereby amended by amending and restating Section 1 of Article IV:

“1. Authorized Stock. The Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock, par value $0.01 per share, and Common Stock, par value $0.01 per share. The total number of shares of Preferred Stock authorized is 5,000,000. The total number of shares of Common Stock authorized is 150,000,000.”

Third. The effective time of the above amendment will be January 6, 2016 at 4:02 p.m. Eastern Time.

Fourth. Except as herein amended, the Corporation’s Fifth Amended and Restated Certificate of Incorporation shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate of Amendment as of the date first written above.

ENTEROMEDICS INC.

/s/ Greg S. Lea
Greg S. Lea
Chief Financial Officer and Chief Operating Officer

[Signature Page to Certificate of Amendment]